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EXHIBIT 5.1
July 8, 2020
Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203-0001

Re:	Caterpillar Financial Services Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished in connection with the issuance and sale by Caterpillar Financial Services Corporation, a Delaware corporation (the “Company”), of (i) $500,000,000 aggregate principal amount of its Medium-Term Notes, Series J, Floating Rate Notes due 2022 (the “Floating Rate Notes”) and (ii) $1,000,000,000 aggregate principal amount of its Medium-Term Notes, Series J, 0.650% Notes due 2023 (the “2023 Notes” and, together with the Floating Rate Notes, the “Notes”) pursuant to the Company’s Registration Statement on Form S-3, Registration No. 333-237475 (the “Registration Statement”), the Prospectus constituting a part thereof, dated March 30, 2020, relating to the offering from time to time of debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), the Prospectus Supplement, dated March 30, 2020, to the above-mentioned Prospectus relating to the Company’s Medium-Term Notes, Series J and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act, the Pricing Supplements, each dated July 6, 2020, to the above mentioned Prospectus and Prospectus Supplement, relating to the Floating Rate Notes and the 2023 Notes, respectively, and filed with the Commission pursuant to Rule 424 promulgated under the Act (the Prospectus dated March 30, 2020, the Prospectus Supplement dated March 30, 2020 relating to the Company’s Medium-Term Notes, Series J and the applicable Pricing Supplement dated July 6, 2020 being hereinafter together referred to as the “Prospectus” as to the applicable Notes), and the Indenture, dated as of April 15, 1985, as supplemented by a First Supplemental Indenture, dated as of May 22, 1986, a Second Supplemental Indenture, dated as of March 15, 1987, a Third Supplemental Indenture, dated as of October 2, 1989, and a Fourth Supplemental Indenture, dated as of October 1, 1990 (collectively, the “Indenture”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Trustee”). The Notes are to be issued in substantially the form filed as an exhibit to the Registration Statement (with the maturities, interest rate or interest rate basis, as applicable, and other terms of the Notes appropriately filled in).

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

We have examined the Registration Statement, each Prospectus, the Indenture, the forms of the Notes (with the maturities, interest rate or interest rate basis, as applicable, and other terms filled in) and such other instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
Based on such examination, we are of the opinion that, when the Notes have been executed and issued by the Company and authenticated by the Trustee pursuant to the Indenture, and delivered against payment as contemplated in the applicable Pricing Supplement, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
The foregoing opinion is given as of the date hereof and is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ Sidley Austin LLP

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